EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the 2017 Omnibus Incentive Plan of The Simply Good Foods Company of our report dated April 11, 2017, with respect to the consolidated financial statements of NCP-ATK Holdings, Inc. and Subsidiaries (dba Atkins Nutritionals) included in the Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement on Form S-4 (No. 333-217244).

/s/ Ernst & Young LLP

Denver, Colorado

October 2, 2017